EXHIBIT 24 -- CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  incorporation by  reference  in  the
Registration Statements (Forms S-8 No. 33-13362 and No. 33-
41260)  pertaining  to the Imo Industries  Inc.  Employees
Stock Savings Plan and in the Registration Statement (Form
S-8  No.  33-26118) pertaining to the Imo Industries  Inc.
Equity  Incentive Plan for Key Employees  and  the  Equity
Incentive  Plan  for Outside Directors of  Imo  Industries
Inc.  and in the Registration Statement (Form S-8 No.  33-
60535)  pertaining to the Imo Industries Inc. 1995  Equity
Incentive   Plan  for  Outside  Directors   and   in   the
Registration Statement (Form S-8 No. 33-60533) pertaining to the Imo Industries Inc. Equity Incentive Plan for Key
Employees of our report dated June 24, 1996, with respect to the financial statements and schedules of the Imo
Industries Inc. Employees Stock Savings Plan included in the Annual Report (Form 11-K) for the year ended December
31, 1995.


                                  /s/ Ernst & Young LLP


Princeton, New Jersey
June 27, 1996



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